UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 8, 2022

Commission File Number: 1-14222

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	22-3410353
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

240 Route 10 West

Whippany, New Jersey 07981

(973) 887-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	SPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) At its meeting on November 8, 2022, the Compensation Committee (the “Committee”) of the Board of Supervisors (the “Board”) of Suburban Propane Partners, L.P. (the “Partnership”) adopted the Suburban Propane Partners, L.P. 2022 Phantom Equity Plan (the “Phantom Equity Plan”), to be effective immediately.

The Phantom Equity Plan is designed to incentivize behaviors that will lead to the creation of long-term value for the Partnership’s unitholders by functioning as a cash-settled corollary plan to the Partnership’s Amended and Restated 2018 Restricted Unit Plan. The executive officers of the Partnership, the members of the Board, and other employees of the Partnership are eligible for awards of Phantom Units under the Phantom Equity Plan. The Committee will generally approve awards of phantom units under the Phantom Equity Plan at its first meeting each fiscal year following the availability of the financial results for the prior fiscal year; however, the Committee reserves the right to grant awards at other times of the year, particularly when the need arises to grant awards because of promotions and new hires. The standard vesting schedule for awards under the Phantom Equity Plan will be one third of each award on each of the first three anniversaries of the award grant date, subject to continuous employment or service from the grant date through the applicable payment date. The Committee retains the ability to deviate, at its discretion, from the standard vesting schedule with respect to particular Phantom Equity Plan awards. Unvested awards are subject to forfeiture in certain circumstances, as defined in the Phantom Equity Plan document and the applicable award agreements. Upon vesting, phantom units are automatically converted into cash equal to the average of the highest and lowest trading prices of the Partnership’s Common Units on the vesting date.

Under the Phantom Equity Plan, unvested awards are forfeited upon termination of employment, except in the event of the participant’s retirement, death or disability, or in certain circumstances, termination by the Partnership without “cause” or resignation by the participant for “good reason” (each as defined in the Phantom Equity Plan). In addition, awards under the Phantom Equity Plan are subject to the Partnership’s Incentive Compensation Recoupment Policy, which may be amended from time to time.

On November 8, 2022, the Committee granted the following unvested phantom units to the Partnership’s named executive officers under the Phantom Equity Plan:

Name	Quantity
Michael A. Stivala	11,612
Michael A. Kuglin	19,557
Steven C. Boyd	19,557
Douglas T. Brinkworth	19,557
Neil E. Scanlon	17,113

In connection with the adoption of the Phantom Equity Plan, the Board amended the Partnership’s Distribution Equivalent Rights Plan (the “DER Plan”) to provide that Distribution Equivalent Rights (as defined in the DER Plan) will also give effect to the number of phantom units granted under the Phantom Equity Plan held by the recipient of a Distribution Equivalent Right.

The foregoing summary of the Phantom Equity Plan is qualified in its entirety by the full text of the plan and the form of award agreement thereunder, and the foregoing summary of the changes to the DER Plan is qualified in its entirety by the Amended DER Plan, copies of which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	Suburban Propane Partners, L.P. 2022 Phantom Equity Plan, effective November 8, 2022
10.2	Form of Phantom Equity Plan Award Agreement
10.3	Suburban Propane Partners, L.P. Distribution Equivalent Rights Plan of Suburban Propane Partners, L.P., effective January 17, 2017, as amended November 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 15, 2022	SUBURBAN PROPANE PARTNERS, L.P.

	By:	/s/ BRYON KOEPKE
	Name:	Bryon Koepke
	Title:	Vice President, General Counsel & Secretary